UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2026

NATURE’S MIRACLE HOLDING INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41977	88-3986430
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3281 E. Guasti Road, Suite 175 Ontario, CA 91761	91761
(Address of registrant’s principal executive office)	(Zip code)

(909) 218-4601

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title for each class	Trading Symbol(s)
Common Stock, par value $0.0001 per share	NMHI
Warrants to purchase Common Stock, at an exercise price of $11.50 per share	NMHIW

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 19, 2026, Nature’s Miracle Holding Inc., a Delaware corporation (the “Company”), entered into a Settlement Agreement (the “Settlement Agreement”) with 1800 Diagonal Lending LLC, a Virginia limited liability company (“1800 Diagonal”), to amicably resolve claims asserted by 1800 Diagonal in an action (the “Action”) before the United States District Court for the Eastern District of Virginia (the “Court”) alleging defaults under certain convertible promissory notes issued by the Company to 1800 Diagonal on July 30, 2025 (the “July Note”), September 19, 2025 (the “September Note”), October 1, 2025 (the “October Note”) and December 10, 2025 (the “December Note” and, collectively, the “Notes”). In connection with the Action, the Court previously granted 1800 Diagonal’s motion for a temporary restraining order and preliminary injunction instructing the Company to restore and maintain, as provided for in the Notes, required reserves of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), issuable upon exercise of certain conversion rights under the Notes, and restricting transfers and issuances of Common Stock pending restoration of such share reserves.

Under the Settlement Agreement, the parties agreed to settle claims relating to the Notes with an asserted aggregate indebtedness of approximately $791,323.32, plus accrued and default interest, for a reduced settlement amount of $575,000 (the “Settlement Amount”), payable through a combination of cash payments and conversion rights under certain of the Notes.

Pursuant to the Settlement Agreement:

●	approximately $35,000 of the Settlement Amount is attributable to the July Note, under which 1800 Diagonal retains conversion rights;

●	approximately $225,000 is attributable to the September Note and is payable in installments through November 15, 2026;

●	approximately $100,000 is attributable to the October Note, including an initial payment of $50,000 due within five (5) business days following execution of the Settlement Agreement and an additional $50,000 payment due on or before June 15, 2026; and

●	approximately $215,000 is attributable to the December Note, under which 1800 Diagonal retains conversion rights.

The Settlement Agreement also requires the Company to maintain specified share reserves for the benefit of 1800 Diagonal in connection with the conversion rights under the applicable Notes. Upon execution of the Settlement Agreement, the Company agreed to reserve 222,000,000 shares of Common Stock for the sole and exclusive benefit of 1800 Diagonal and further agreed to increase its authorized share capital and to reserve additional shares as necessary to satisfy the reserve requirements under the Notes on or before July 31, 2026.

The Settlement Agreement provides that, upon an event of default by the Company, including failure to make required payments or maintain required share reserves, 1800 Diagonal may seek entry of judgment against the Company for the full amount asserted in the Action, subject to credit for amounts previously paid or converted, and may seek permanent injunctive relief permitting continued conversion under the applicable Notes.

The Settlement Agreement further provides that the Court will retain jurisdiction to enforce the Settlement Agreement and that upon full payment or conversion of the Settlement Amount in accordance with the Settlement Agreement, the applicable Notes will be deemed satisfied and cancelled and the Action will be dismissed.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Settlement Agreement dated May 19, 2026
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 27, 2026

NATURE’S MIRACLE HOLDING INC.

By:	/s/ Tie (James) Li
Name:	Tie (James) Li
Title:	Chief Executive Officer

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